Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting part of this Post-Effective Amendment No. 10 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 18, 1999, relating to the financial statements and financial highlights of J.P. Morgan Treasury Money Market Portfolio, J.P. Morgan Bond Portfolio, J.P. Morgan Equity Portfolio, J.P. Morgan Small Company Portfolio and J.P. Morgan International Opportunities Portfolio (constituting J.P. Morgan Series Trust II) appearing in the December 31, 1998 Annual Report, which are also incorporated by reference into the Registration Statement.

We also consent to the  references  to us under the  headings  "Independent
Accountants"   and  "Financial   Statements"  in  the  Statement  of  Additional
Information.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
April 13, 1999